Exhibit 99.1

SemGroup Energy Partners, L.P. Changes Time

Of First Quarter 2008 Earnings Conference Call

Tulsa, Okla. – April 29, 2008 /BUSINESS WIRE/ –

SemGroup Energy Partners, L.P. (NASDAQ: SGLP) announced today that its first quarter 2008 earnings conference call will be held Thursday, May 8, 2008, at 11:00 a.m. Central Time (12:00 noon Eastern Time). The change from the previously announced time was made to avoid scheduling conflicts with the conference calls of other publicly traded partnerships.

SemGroup Energy Partners’ senior management team will participate in the May 8, 2008, call. The conference call can be accessed by:

•	Logging on to www.sglp.com and going to the Investors page,

•	Calling 800-374-0113 from locations inside the United States, or

•	Calling 706-758-9607 from locations outside the United States.

Participants should dial in five to 10 minutes prior to the scheduled start time. An audio replay will be available on the Web site for at least 30 days, and a recording will be available by phone for 14 days. To hear the replay, call 800-642-1687 in the U.S. or call 706-645-9291 from international locations. The pass code for both is 45816929.

About SemGroup Energy Partners, L.P.

SemGroup Energy Partners owns and operates a diversified portfolio of complementary midstream energy assets. SemGroup Energy Partners provides crude oil and liquid asphalt cement terminalling and storage services and crude oil gathering and transportation services. SemGroup Energy Partners is based in Tulsa, Oklahoma. As a publicly traded master limited partnership, SemGroup Energy Partners’ common units are traded on the NASDAQ Global Market under the symbol SGLP. The general partner of SemGroup Energy Partners is a subsidiary of SemGroup, L.P. For more information, visit SemGroup Energy Partners’ web site www.SGLP.com.

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SGLP Investor Relations Contact:	SemGroup Media Contact:
Brian Cropper	Susan Dornblaser
Toll Free Phone: 866.490.SGLP (7457)	Phone: 918.524.8365
Phone: 918.524.SGLP (7457)	Email: sdornblaser@semgrouplp.com
Email: investor@semgroupenergypartners.com